UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549

                          FORM 8-K

                       CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of Earliest Event Reported): February 5, 1999



  Commission  Registrant;State of Incorporation	IRS Employer
  File Number Address; and Telephone Number 	Identification Number
  ----------- --------------------------------- ---------------------

  1-13739    UNISOURCE ENERGY CORPORATION      86-0786732
             (An Arizona Corporation)
             220 West Sixth Street
             Tucson, AZ  85701
             (520) 571-4000

  1-5924     TUCSON ELECTRIC POWER COMPANY     86-0062700
             (An Arizona Corporation)
             220 West Sixth Street
             Tucson, AZ  85701
             (520) 571-4000

Item 5.  Other Events
         ------------


ACC Hearing Officer Recommends Changes to ACC Rules and
-------------------------------------------------------
Stranded Cost Orders
--------------------

     On February 5, 1999, the Hearing Division of the
Arizona Corporation Commission (ACC) issued Proposed Orders regarding Stranded Cost Recovery and Competition Rules for
Affected Utilities. TEP must file exceptions to these Proposed Orders by February 17, 1999.

Stranded Cost Recovery
----------------------

     As previously reported, on June 22, 1998, the ACC adopted an order which outlined two options for stranded cost recovery: (i) Divestiture/Auction of all generation assets to determine the amount of stranded costs for 100 percent recovery, or (ii) a Transition Revenues Methodology, where the Affected Utility would retain generation assets in a separate affiliate with sufficient revenues necessary to maintain financial integrity, such as avoiding default under currently existing financial instruments for a period of ten years.

     On February 5, 1999, the ACC Hearing Officer issued a Proposed Opinion and Order (Proposed Order) which recommends modification of the June order so that divestiture is not required for 100% stranded cost recovery. The recommended order allows each Affected Utility to choose from the following four options:

1) Net Revenues Lost Methodology -- Stranded costs would be determined by comparing generation revenues with competition versus revenues without competition. Stranded costs would be separated between regulatory and generation assets. Generation related stranded costs would be recovered over a five-year period as follows: (i) standard offer customers would pay 100% of their proportionate share of stranded costs, and (ii) customers electing to purchase energy from competitors would pay through a competitive transition charge (CTC) on a declining percentage basis, paying 100% in year one, 80% in year two, and decreasing 20% each year. Regulatory assets would be recovered 100% from all customers. Any return on unamortized regulatory assets would be reduced by 20% per year over five years following the initial five-year period.

2) Divestiture/Auction Methodology -- Stranded costs would be the difference between the market value from sale of non-essential generation assets and their book value. Each generation asset would include its portion of appropriate regulatory assets. The Affected Utility would be permitted to recover 100% of stranded costs over a ten-year period, with no return on the unamortized balance. All customers would be charged either through the standard offer rate or through a CTC.

3) Financial Integrity Methodology -- The Affected Utility would maintain financial viability, that is, having revenues sufficient to meet minimum financial ratios (similar to the previous "Transition Revenues Methodology"). All customers would pay their share over a ten-year period either through the standard offer rate or through a CTC.

4)   Settlement Methodology -- Some combination of Options
  1, 2, and/or 3, submitted as a settlement option.

     Under the Proposed Order, Affected Utilities may amend their previously filed stranded cost implementation plans by March 19, 1999. TEP's original stranded cost recovery plan, filed on August 21, 1998, specified divestiture of generation assets as the preferred method for recovery given the then available options.

     TEP intends to file exceptions to the Proposed Order.
If the Proposed Order on stranded cost recovery is approved, thereby amending the June 1998 stranded cost order, TEP may amend its stranded cost recovery proposal.

Retail Electric Competition Rules
---------------------------------

     As previously reported, on December 11, 1998 the ACC adopted the amended Retail Electric Competition Rules
(Rules). On January 5, 1999, the ACC stayed the Rules pending additional proceedings to resolve a number of issues required to implement competition.

     On February 5, 1999, the ACC Hearing Officer issued a
Proposed Opinion and Order recommending changes to the Rules. These recommendations include:

--   The date to open an Affected Utility's service
  territory to competition would be set upon the resolution its of Stranded Costs and Unbundled Tariffs by final ACC order.
--   If an Affected Utility's service territory is open
  prior to January 1, 2001, the existing phase-in schedule is retained, calling for 20 percent of the market to initially have access to competitive generation supply. As part of the 20 percent, each Affected Utility is to reserve an increasing percentage for residential customers according to a set schedule.
--   Competitive Energy Service Provider affiliates of
  Affected Utilities may not enter another Affected Utility's service territory until its own territory is open to competition.
--   The requirement for energy generated from solar sources
  was eliminated, citing it as prohibitively expensive and potentially hindering competition in Arizona.
--   Affected Utilities must file tariffs for unbundled
  noncompetitive services with the ACC by March 19, 1999.

     TEP intends to file exceptions on the Proposed Order. If the Proposed Order amending the Rules is adopted, it will be forwarded to the Secretary of State to start the amendment process. The Arizona Administrative Procedures Act requires that the Rules be filed with the Secretary of State before they can be amended. We anticipate that the stay of the Rules would probably remain in effect until amendments are adopted.


1998 Earnings for UniSource Energy and TEP
------------------------------------------

     On February 8, 1999, UniSource Energy Corporation (UNS:
NYSE) reported consolidated earnings for the year ended December 31, 1998. Net income for 1998 was $28.0 million, or $0.87 per share, compared to $83.6 million, or $2.60 per share, for the same period in 1997. This difference was primarily due to two items recognized in 1997, but not in 1998: (i) prior period net operating loss tax benefits of $43.4 million; (ii) and reversal of a $6.1 million after-tax loss provision upon dissolution of an investment subsidiary.

     In addition, net losses related to new businesses increased by $2.7 million, and after-tax interest expense increased $6.4 million due to fixed-rate financings which assured future interest payment stability and reduced refinancing risk.

     UniSource Energy's unregulated affiliates, held under Millennium Energy Holdings, Inc., incurred a net loss in 1998 of $8.1 million, or $0.25 per share. This compares to a 1997 loss of $5.4 million, or $0.17 per share.

     TEP  recorded  net  income of $41.7  million  in  1998,
compared with net income of $83.6 million in 1997. Other than the losses incurred by UniSource Energy's unregulated subsidiaries, the same factors that explain the year-to-year change in UniSource Energy's earnings also explain the change in TEP's earnings.

     In addition to TEP, UniSource Energy's principal subsidiaries include New Energy Ventures, Inc., a provider of electric load aggregation, energy management and advisory services to retail purchasers of electric energy; Advanced Energy Technologies, Inc., a developer of renewable energy and distributed generation technologies; Nations Energy Corp., an independent power developer; Southwest Energy Solutions; and SWPP Investment Co.

     The   following  is  a  summary  of  UniSource   Energy
consolidated results:

UniSource Energy Corporation
Condensed Consolidated Statements  of Income
(in thousands of dollars, except per share amounts)
(UNAUDITED)

                                      Twelve Months Ended
                                        December 31      Increase/(Decrease)
                                       1998       1997    Amount    Percent
Operating Revenues                     ----       ----    ------    -------
------------------
  Retail Customers                     $625,407  $624,221  $1,186     0.2
  Amortization  of MSR  Option  Gain
  Regulatory Liability	                    -       8,105  (8,105) (100.0)
  Sales for Resale                      143,269    97,567  45,702    46.8
                                        -------   -------  ------   -----
    Total Operating Revenues            768,676   729,893  38,783     5.3
                                        -------   -------  ------     ---
Operating Expenses
------------------
  Fuel and Purchased Power              255,527   216,163   39,364   18.2
  Capital Lease Expense                 104,045   103,914      131    0.1
  Amortization of Springerville Unit
  1 Allowance                           (30,522)  (28,037)  (2,485)   8.9
  Other Operations                      109,170   107,199    1,971    1.8
  Maintenance and Repairs                36,143    36,657     (514)  (1.4)
  Depreciation and Amortization          90,358    86,405    3,953    4.6
  Taxes Other Than Income Taxes          50,395    51,339     (944)  (1.8)
  Voluntary Severance Plan Expense - Net    -       2,933   (2,933)(100.0)
  Income Taxes                           18,372    19,297     (925)  (4.8)
                                         -------   -------  ------   -----
    Total Operating Expenses            633,488   595,870   37,618    6.3
                                         -------   -------  ------   -----
      Operating Income                  135,188   134,023    1,165    0.9

Other Income (Deductions)
-------------------------
  Income Taxes                            4,537    38,563  (34,026) (88.2)
  Reversal of Loss Provision                -      10,154  (10,154)(100.0)
  Interest Income                        10,866    11,239     (373)  (3.3)
  Unregulated Energy Businesses - Net    (8,109)   (5,344)  (2,765)  51.7
  Other Income (Deductions)               3,150     1,812    1,338   73.8
                                        -------   -------   ------  ------
    Total Other Income (Deductions)      10,444    56,424  (45,980) (81.5)
                                        -------   -------   ------  -----
Interest Expense
----------------
  Long-Term Debt                         72,672    66,247    6,425    9.7
  Interest Imputed on Losses Recorded
  at Present Value                       34,179    32,657    1,522    4.7
  Other Interest Expense                 10,749     7,971    2,778   34.9
                                        -------   -------   ------  ------
    Total Interest Expense              117,600   106,875   10,725   10.0
                                        -------   -------   ------   -----
Net Income                              $28,032   $83,572 $(55,540) (66.5)
                                        -------   -------   ------  ------

Average   Shares  of   Common   Stock
Outstanding (000)	                 					32,178     32,138       -       -

Basic Earnings per Share                 $0.87      $2.60   $(1.73)  (66.5)

Diluted Earnings per Share               $0.87      $2.59   $(1.72)  (66.4)


12 Months Ended December 31
Electric kWh Sales (000):       1998       1997       Change    Percent
                                ----       ----       ------    -------
Retail Customers             7,630,485   7,470,414    160,071     2.1

Sales for Resale              4,509,93   3,429,455  1,080,481    31.5
                             ---------   ---------  ---------    ----
Total                       12,140,421  10,899,869  1,240,552    11.4
                             ---------   ---------  ---------    ----

                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiary.


                                 UNISOURCE
                            ENERGY CORPORATION
                            ------------------
                               (Registrant)



Date:  February 16, 1999        Ira R. Adler
                          ------------------------
                                Ira R. Adler
                        Executive Vice President and
                         Principal Financial Officer





                        TUCSON ELECTRIC POWER COMPANY
                        -----------------------------
                                (Registrant)



Date:  February 16, 1999        Ira R. Adler
                           ------------------------
                                Ira R. Adler
                        Executive Vice President and
                        Principal Financial Officer